UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

AMERICAN EQUITY

INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

IOWA	001-31911	42-1447959
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 17, 2009, American Equity Investment Life Holding Company (the “Company”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain existing holders of $56,162,000 in aggregate principal amount of its 5.25% Contingent Convertible Senior Notes due 2024 (collectively, the “Existing Notes”) to exchange such Existing Notes for an equal amount of new 5.25% Contingent Convertible Notes due 2029 (collectively, the “New Notes”), and on December 18, 2009, the Company entered into an additional Exchange Agreement with a holder of $7,452,000 in aggregate principal amount of its Existing Notes to exchange such Existing Notes for an equal amount of New Notes. The Exchange Agreements provide for the exchange of the Existing Notes for New Notes at an exchange ratio of $1,000 principal amount of New Notes for each $1,000 principal amount of Existing Notes, plus a cash payment equal to the accrued and unpaid interest on the Existing Notes.  The Company did not receive any cash proceeds as a result of the Exchange Agreements, and the Existing Notes exchanged pursuant to the Exchange Agreements will be retired and cancelled. Immediately following the exchanges, the outstanding principal balance of the Existing Notes will be $81,152,000.

In addition to the exchanges described above, on December 17, 2009, the Company entered into a purchase agreement (the “Purchase Agreement”) with FBR Capital Markets & Co. (“FBR”), as initial purchaser, for the sale and issuance by the Company of $52,225,000 aggregate principal amount of New Notes. After deducting $1,566,750 of fees paid by the Company to FBR, the Company received net proceeds of $50,658,250 pursuant to the sale of the New Notes. The Purchase Agreement is filed as Exhibit 10.1 hereto.

The Company offered the New Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The New Notes are governed by the terms of an indenture, dated December 22, 2009, between the Company and U.S. Bank National Association, as Trustee (the “Indenture”), which is filed as Exhibit 4.1 hereto. Shares of the Company’s common stock into which the New Notes will be convertible have been reserved for issuance by the Company and will be listed on the New York Stock Exchange.

The New Notes are unsecured and bear interest at a fixed rate of 5.25% per annum.  Interest is payable semi-annually in arrears on June 6 and December 6 of each year, beginning June 6, 2010.  In addition to regular interest on the New Notes, beginning with the six-month interest period ending June 6, 2015, the Company will also pay contingent interest under certain conditions at a rate of 0.5% per annum based on the average trading price of the New Notes during a specified period.

The New Notes are convertible at the holders’ option prior to the maturity date into cash and shares of the Company’s common stock under the following conditions:

•                  during any fiscal quarter, if the closing sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the New Notes in effect on that 30th trading day;

•                  the Company has called the New Notes for redemption and the redemption has not yet occurred;

•                  at any time on or after December 15, 2028; or

•                  upon the occurrence of specified corporate transactions.

Holders may convert any outstanding New Notes into cash and shares of the Company’s common stock at a conversion price per share of $9.69, representing an initial conversion rate of approximately 103.2 shares of common stock per $1,000 principal amount of New Notes (the “conversion rate”).  Subject to certain exceptions described in the Indenture, at the time the New Notes are tendered for conversion, the value (the “conversion value”) of the cash and shares of the Company’s common stock, if any, to be received by a holder converting $1,000 principal amount of the New Notes will be determined by multiplying the conversion rate by the “ten day average closing stock price”, which equals the average of the closing per share prices of the Company’s common stock on the New York Stock Exchange on the ten consecutive trading days beginning on the second trading day following the day the New Notes are submitted for conversion.  The Company will deliver the conversion value to holders as follows: (1) an amount in cash (the “principal return”) equal to the lesser of (a) the aggregate conversion value of the New Notes to be converted and (b) the aggregate principal amount of the New Notes to be converted, and (2) if the aggregate conversion value of the New Notes to be converted is greater than the principal return, an amount in shares (the “net shares”) equal to such aggregate conversion value less the principal return (the “net share amount”) and (3) an amount in cash in lieu of fractional shares of common stock.  The number of net shares to be paid will be determined by dividing the net share amount by the ten day average closing stock price.

The Company may redeem some or all of the New Notes at any time on or after December 15, 2014.  In addition, the holders may require the Company to repurchase all or a portion of their New Notes on December 15, 2014, 2019 and 2024, and upon a change in control, as defined in the Indenture, holders may require the Company to repurchase all or a portion of their New Notes for a period of time after the change in control.  The redemption price or repurchase price shall be payable in cash and equal to 100% of the principal amount of the New Notes plus accrued and unpaid interest (contingent interest and liquidated damages, if any) up to but not including the date of redemption or repurchase.

The New Notes are senior unsecured obligations and rank equally in right of payment with all existing and future senior indebtedness and senior to any existing and future subordinated indebtedness.  The New Notes effectively rank junior in right of payment to any existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness. The New Notes are structurally subordinated to all liabilities of the Company’s subsidiaries.

On December 22 and 23, 2009, the Existing Notes were exchanged for the New Notes pursuant to the Exchange Agreements, and all accrued and unpaid interest due to the holders of the Existing Notes was paid to such exchanging holders in cash. On December 22, 2009, New Notes were issued pursuant to the Purchase Agreement.

The foregoing description of the terms of the Purchase Agreement, the Indenture and the New Notes is qualified in its entirety by reference to the full text of the Purchase Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference, and the Indenture and the form of the New Notes, filed herewith as Exhibits 4.1 and 4.2 and incorporated herein by reference.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 8.01.                                        Other Events.

On December 17, 2009, the Company issued a press release announcing the entry into the Exchange Agreements entered into on that date, the Purchase Agreement and the pricing of the New Notes. A copy of the press release is filed as Exhibit 99.1 hereto and incorporate herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

4.1	Indenture, dated December 22, 2009, between American Equity Investment Life Holding Company and U.S. Bank National Association, as Trustee.

4.2	Form of 5.25% Contingent Convertible Senior Notes due 2029 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Purchase Agreement, dated December 17, 2009, between American Equity Investment Life Holding Company and FBR Capital Markets & Co.

99.1	Press Release, dated December 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: December 23, 2009	/s/ John. M. Matovina
John M. Matovina
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Indenture, dated December 22, 2009, between American Equity Investment Life Holding Company and U.S. Bank National Association, as Trustee.

4.2	Form of 5.25% Contingent Convertible Senior Notes due 2029 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Purchase Agreement, dated December 17, 2009, between American Equity Investment Life Holding Company and FBR Capital Markets & Co.

99.1	Press Release, dated December 17, 2009.